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                                                                   EXHIBIT 1(j)




                        MERRILL LYNCH CAPITAL FUND, INC.

               ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION
                     INCREASING THE AUTHORIZED CAPITAL STOCK
                               OF THE CORPORATION


        MERRILL LYNCH CAPITAL FUND, INC., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with authority to issue ONE BILLION (1,000,000,000) shares of capital stock. The Corporation has four classes of capital stock consisting of THREE HUNDRED MILLION (300,000,000) shares of Class A Common Stock, THREE HUNDRED MILLION (300,000,000) shares of Class B Common Stock, TWO HUNDRED MILLION (200,000,000) shares of Class C Common Stock and TWO HUNDRED MILLION (200,000,000) shares of Class D Common Stock. All shares of all classes and series of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share and an aggregate par value of ONE HUNDRED MILLION Dollars ($100,000,000).

        SECOND: The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the Maryland Corporations and Associations Code, hereby increases the total number of authorized shares of Class A Common Stock of the Corporation by ONE HUNDRED MILLION (100,000,000) shares and increases the total number of authorized shares of Class B Common Stock of the Corporation by ONE HUNDRED MILLION (100,000,000) shares.

        THIRD: After this increase in the number of shares of capital stock of the Corporation, the Corporation will have authority to issue ONE BILLION TWO HUNDRED MILLION (1,200,000,000) shares of capital stock and the capital stock will consist of FOUR HUNDRED MILLION (400,000,000) shares of Class A Common Stock, FOUR HUNDRED MILLION (400,000,000) shares of Class B Common Stock, TWO HUNDRED MILLION (200,000,000) shares of Class C Common Stock and TWO HUNDRED MILLION (200,000,000) shares of Class D Common Stock.

        FOURTH: After this increase in the number of authorized shares of capital stock of the Corporation, all shares of all classes and series of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share and an aggregate par value of ONE HUNDRED TWENTY MILLION Dollars ($120,000,000).

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        IN WITNESS WHEREOF, MERRILL LYNCH CAPITAL FUND, INC. has caused these
Articles Supplementary to be signed in its name and on its behalf by a duly authorized officer and attested by its Secretary on September 16, 1996.


                                        MERRILL LYNCH CAPITAL FUND, INC.


                                        By:  /s/ TERRY K. GLENN
                                            ---------------------------------
                                            Name:  Terry K. Glenn
                                            Title: Executive Vice President


Attest:


 /s/ MARK B. GOLDFUS
--------------------------
Mark B. Goldfus, Secretary


        THE UNDERSIGNED officer of MERRILL LYNCH CAPITAL FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.



                                             /s/ TERRY K. GLENN
                                            ---------------------------------
                                            Name:  Terry K. Glenn
                                            Title: Executive Vice President



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